EXHIBIT 2

                        BASSWOOD FINANCIAL PARTNERS, L.P.
                                52 Forest Avenue
                            Paramus, New Jersey 07652







                                                 April 9, 1998



NSS Bancorp, Inc.
48 Wall Street
Norwalk, Connecticut  06852

     Attention: Jeremiah T. Dorney, Secretary

Dear Mr. Dorney:

         Basswood Financial Partners, L.P. ("Basswood Financial") and Matthew Lindenbaum hereby nominate Bennett Lindenbaum, Wolfgang Schoellkopf and George
R. Zoffinger (collectively, the "Basswood Nominees") for election as Directors of NSS Bancorp, Inc. (the "Company") at the Company's 1998 Annual Meeting of Shareholders (the "Annual Meeting"). Basswood Financial and Mr. Lindenbaum each believe that the Company and its shareholders would benefit from the assistance and counsel the Basswood Nominees would bring to the Board's deliberations.

         It is Basswood Financial and Mr. Lindembaum's intention not to solicit proxies from shareholders for the election of the Basswood Nominees against management's slate of nominees if such slate includes at least two of the three Basswood Nominees.

         The remainder of this letter, and the attachments, address the informational requirements of Section 2 of Article III of the Company's by-laws (the "By-laws").

         THIS LETTER AND THE ATTACHMENTS HERETO CONTAIN CONFIDENTIAL INFORMATION WHICH IS THE PROPERTY OF THE UNDERSIGNED SHAREHOLDERS. YOU ARE PROHIBITED FROM DISCLOSING THIS LETTER, THE ATTACHMENTS HERETO, OR ANY INFORMATION CONTAINED HEREIN OR THEREIN TO ANY PERSON, EXCEPT AS REQUIRED BY LAW.




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NSS Bancorp, Inc.                                                            -2-



         The information required with respect to each Basswood Nominee is set forth in Schedule A to this notice, which Schedule is attached hereto and is incorporated herein. Written consents to be named as a nominee for election as a Director and to serve as a Director if elected signed by each Basswood Nominee are set forth in Schedule B to this notice, which Schedule is attached hereto and is incorporated herein. This notice includes Schedule A and Schedule B.

         The name and record address of each of the shareholders giving this notice is Basswood Financial Partners, L.P., 52 Forest Avenue, Paramus, New Jersey 07652 and Matthew Lindenbaum, 52 Forest Avenue, Paramus, New Jersey 07652. The class and number of shares of capital stock of the Company which are beneficially owned by Basswood Financial and Mr. Lindenbaum are 241,611 shares and 241,711 shares, respectively, of Common Stock, $.01 par value.

         Basswood Financial and Mr. Lindenbaum hereby represent that each of them (1) currently is a holder of record of Common Stock of the Company entitled to vote at the Company's Annual Meeting and (2) intends to appear in person or by proxy at such meeting to nominate the Basswood Nominees.

         If there is any other information that you may require, please do not hesitate to contact counsel for Basswood Financial, Mitchell S. Eitel (telephone: (212) 558- 4960) or Zsolt K. Bessko (telephone: (212) 558-3132) of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004.


                              *     *     *     *

NSS Bancorp, Inc.                                                            -3-



         Thank you for your consideration of our nomination proposals. We eagerly await your response. Please sign and date a copy of this letter and return it to the waiting messenger.


                               BASSWOOD FINANCIAL PARTNERS, L.P.

                               By: BASSWOOD PARTNERS, L.P.,
                                   its General Partner

                               By: BASSWOOD MANAGEMENT, INC.,
                                   its General Partner


                               By: /s/ Matthew Lindenbaum
                                  ------------------------------------
                                  Matthew Lindenbaum
                                  President

                                   /s/ Matthew Lindenbaum
                                  ------------------------------------
                                  Matthew Lindenbaum, as a
                                  shareholder

 /s/ Bennett Lindenbaum
------------------------------
    (Bennett Lindenbaum)

 /s/ Wolfgang Schoellkopf
------------------------------
    (Wolfgang Schoellkopf)

 /s/ George R. Zoffinger
------------------------------
   (George R. Zoffinger)




Receipt acknowledged:


------------------------------



(Attachments)

                                                                      SCHEDULE A




1. The name, age, principal occupation or employment, business address and residence address of each Basswood Nominee is as follows:

     Name:                      Bennett Lindenbaum
     Age:                       35
     Occupation:                Money Manager and Vice President

     Business Address:          Basswood Management, Inc. (general
                                partner of Basswood Partners, L.P.)
                                52 Forest Avenue
                                Paramus, New Jersey 07652

     Residence Address:         2373 Broadway, Apartment 1706
                                New York, New York 10024



     Name:                      Wolfgang Schoellkopf
     Age:                       65
     Occupation:                Principal (Investment Management)

     Business Address:          Ramius Capital Group, L.L.C.
                                757 Third Avenue, 27th floor
                                New York, New York  10017

     Residence Address:         8 Bondsburry Lane
                                Melville, New York  11747



     Name:                      George R. Zoffinger
     Age:                       50
     Occupation:                President & Chief Executive Officer

     Business Address:          Constellation Capital Corp.
                                120 Albany Street, 8th floor
                                New Brunswick, New Jersey  08901

     Residence Address:         7 Maidstone Court
                                Skillman, New Jersey  08558

2. The class and number of shares of capital stock of the Company as to which each Basswood Nominee may be deemed to be a "beneficial owner" for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is as follows:

     Nominee                            Class                  Number of Shares
     -------                            -----                  ----------------

     Bennett Lindenbaum             Common Stock                   241,411*

     Wolfgang                           None                         None
     Schoellkopf

     George R.
     Zoffinger                      Common Stock                     200**


3.   The five-year business background of each Basswood Nominee is as follows:

     Mr. Lindenbaum: From 1993 to present: Money Manager, Basswood Partners, L.P. (money management) and Vice President, Basswood Management, Inc.; prior thereto: Vice President of Investments, MGS Corporation (Propane Gas Distribution).

     Mr. Schoellkopf: From 1997 to present: Principal, Ramius Capital Group, L.L.C. (investment management);


--------
* Represents 9.97% of the outstanding shares of Common Stock of the Company. Includes 107,806 shares held by Basswood Financial, 75,315 shares held by Basswood Supplemental Fund, L.P. ("Basswood Supplemental"), 39,479 shares held by Basswood International Fund, Inc. ("Basswood International"), 8,990 shares held by 1994 Garden State Trust ("Garden State"), 7,795 shares held by Jet I, L.P. ("Jet") and 2,026 shares held by Whitewood Financial Partners, L.P. ("Whitewood"). Mr. Lindenbaum is an officer and shareholder of Basswood Management, Inc., which serves as general partner of Basswood Partners, L.P., which is the general partner of Basswood Financial, Basswood Supplemental, Jet and Whitewood and manages the investments of Basswood International and Garden State.

** Represents less than one percent of the outstanding shares of Common Stock of the Company.

     from 1996 to 1997: Vice Chairman, First Union National Bank (Newark, NJ); prior thereto: Vice Chairman, First Fidelity Bancorporation.

     Mr. Zoffinger: Present: President and CEO, Constellation Capital Corp.; from 1995 to 1998: President and CEO, Value Property Trust (a REIT which was recently sold to Wellsford Properties); from 1993 to 1995: Chairman, CoreStates New Jersey National Bank; prior thereto: President and CEO, Constellation Bancorp.

     None of the foregoing entities are or were parents, subsidiaries or other affiliates of the Company. None of the Basswood Nominees is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of
     Section 15(d) of the Securities Exchange Act of 1934, except as set forth below:

     Mr. Schoellkopf: SLM Holding Corporation

     Mr. Zoffinger: New Jersey Resources Corporation; Camelot Music Holdings,
     Inc.

4. Wolfgang Schoellkopf and George R. Zoffinger will each be paid a fee of $10,000, in the form of shares of Company, by Basswood Financial and its affiliates to compensate them for their time and efforts required as nominees for election as directors of the Company.

5. Except as set forth herein, there is no information relating to any Basswood Nominee, to the knowledge of Basswood Financial and Matthew Lindenbaum, that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934.

                                                                      SCHEDULE B




I HEREBY CONSENT TO BE NAMED AS A NOMINEE FOR ELECTION AS A DIRECTOR OF NSS BANCORP, INC. AND TO SERVE AS A DIRECTOR OF NSS BANCORP, INC. IF ELECTED.


                                        /s/ Bennett Lindenbaum
                                       -------------------------------------
                                               (Bennett Lindenbaum)

I HEREBY CONSENT TO BE NAMED AS A NOMINEE FOR ELECTION AS A DIRECTOR OF NSS BANCORP, INC. AND TO SERVE AS A DIRECTOR OF NSS BANCORP, INC. IF ELECTED.


                                        /s/ Wolfgang Schoellkopf
                                       -------------------------------------
                                              (Wolfgang Schoellkopf)

I HEREBY CONSENT TO BE NAMED AS A NOMINEE FOR ELECTION AS A DIRECTOR OF NSS BANCORP, INC. AND TO SERVE AS A DIRECTOR OF NSS BANCORP, INC. IF ELECTED.



                                        /s/ George R. Zoffinger
                                       -------------------------------------
                                               (George R. Zoffinger)



























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